SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            FINLAY ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                            FINLAY ENTERPRISES, INC.

                                521 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 19, 1997
                               ------------------


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Finlay Enterprises, Inc. (the "Company") will be held on June 19, 1997 at 10:00 a.m. (local time) at the Cornell Club, 6 East 44th Street, New York, New York, for the following purposes:

     1. To elect three members to the Board of Directors to serve until the expiration of their respective terms of office and until their successors are duly elected and qualified;

     2. To consider and vote upon a proposal to approve and adopt the Company's 1997 Long Term Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed May 12, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997 IS ENCLOSED HEREWITH.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                     By Order of the Board of Directors.

                                     Bonni G. Davis, SECRETARY

Dated:     May 30, 1997


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE
YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

--------------------------------------------------------------------------------

                            FINLAY ENTERPRISES, INC.

                                521 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175


                                 PROXY STATEMENT


     The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about May 30, 1997) for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place shown in the attached Notice of Annual Meeting. Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein and in favor of the approval and adoption of the Company's 1997 Long Term Incentive Plan (the "1997 Plan"). Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies would revoke proxies submitted earlier.

                                   RECORD DATE

     The record date for the determination of holders of common stock, par value $.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is May 12, 1997 (the "Record Date").

                                VOTING SECURITIES

     As of the Record Date, 7,558,838 shares of Common Stock of the Company were outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

     With respect to the matters to come before the shareholders at the Annual Meeting, (i) the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote and (ii) the proposal to approve and adopt the 1997 Plan (Proposal No. 2) shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to Proposal No. 2, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting for such matter but, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to broker non-votes on such matter, the shares are not considered present at the Annual Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The following table sets forth certain information with respect to beneficial ownership of Common Stock of the Company as of the Record Date by (i) each of the Company's directors, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company ("Finlay Jewelry" and, together with the Company and all predecessor companies, "Finlay"), during fiscal 1996 and (iii) by all directors and executive officers as a group. No other person is known by the Company to own beneficially more than five percent of the Common Stock.

                                            NUMBER AND PERCENTAGE OF SHARES
                                                 BENEFICIALLY OWNED(1)
                                          -------------------------------------
NAME OF BENEFICIAL OWNER                  COMMON STOCK         PERCENT OF CLASS
------------------------                  ------------         ----------------
Thomas H. Lee (2)                           2,347,529               31.1%
Rohit M. Desai (3)(4)                       1,657,441               21.9%
David B. Cornstein (5)(6)                     515,862                6.8%
Arthur E. Reiner (6)(7)                       167,735                2.2%
Warren C. Smith, Jr. (8)                       29,168                 *
Norman S. Matthews (9)                         46,667                 *
James Martin Kaplan (6)                         4,000                 *
Leslie A. Philip (6)(10)                       13,333                 *
Barry D. Scheckner (6)(11)                     15,600                 *
Edward Stein (6)(11)                           11,533                 *

All Directors and Executive                 4,794,285               62.2%
  Officers as a group
  (11 persons) (12)

--------------------------------------
*  Less than one percent.

(1) Based on 7,558,838 shares issued and outstanding on the Record Date. The voting and investment power of the persons named in the table is subject to the terms of the Amended and Restated Stockholders' Agreement dated as of March 6, 1995 (the "Amended Stockholders' Agreement") by and among the Company and certain stockholders of the Company. See "Certain Transactions -- Stockholders' Agreement." Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock, subject to the terms of the Amended Stockholders' Agreement.

(2) Includes 2,048,808 shares of Common Stock held of record by Thomas H. Lee Equity Partners, L.P., the general partner of which is THL Equity Advisors Limited Partnership, a Massachusetts limited partnership of which Mr. Lee is a general partner, and 298,721 shares of Common Stock held of record by 1989 Thomas H. Lee Nominee Trust (the "Nominee Trust"). Mr. Lee's address is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.

(3) The address of Mr. Desai is c/o Desai Capital Management Incorporated, 540 Madison Avenue, New York, New York 10022.

(4) Includes 953,029 shares of Common Stock held of record by Equity-Linked Investors, L.P. ("ELI-I") and 704,412 shares of Common Stock held of record by Equity-Linked Investors-II ("ELI-II"). ELI-I and ELI-II are limited partnerships, the general partners of which are Rohit M. Desai Associates and Rohit M. Desai Associates-II (together, the "General Partners"), respectively. Rohit M. Desai is the managing general partner of each of the General Partners. Mr. Desai is also the sole stockholder, chairman of the board and president of Desai Capital Management Incorporated ("DCMI"), which acts as an investment advisor to ELI-I and ELI-II. Under the investment advisory agreements between DCMI and each of ELI-I and ELI-II, DCMI has the power to vote and dispose of these securities. DCMI and Mr. Desai disclaim beneficial ownership of the securities. The address of ELI-I and ELI-II is c/o Desai Capital Management Incorporated, 540 Madison Avenue, New York, New York 10022.

(5) Includes options to acquire 40,000 shares of Common Stock granted in 1995 having an exercise price of $14.00 per share.

(6) The address of Messrs. Cornstein, Reiner, Kaplan, Scheckner and Stein and Ms. Philip is c/o the Company, 521 Fifth Avenue, New York, New York 10175.

(7) Includes options to acquire 23,088 shares of Common Stock granted in 1994 having an exercise price of $14.00 per share.

(8) Includes options to acquire 14,584 shares from the Nominee Trust. Mr. Smith's address is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.

(9) Includes options to acquire 13,333 shares of Common Stock granted in 1993 having an exercise price of $12.00 per share, options to acquire 13,334 shares of Common Stock granted in 1993 having an exercise price of $16.50 per share, options to acquire 10,000 shares of Common Stock granted in 1995 having an exercise price of $14.00 per share and options to acquire 10,000 shares of Common Stock granted in 1996 having an exercise price of $11.16 per share. Mr. Matthew's address is 650 Madison Avenue, New York, New York 10022.

(10) Includes options to acquire 13,333 share of Common Stock granted in 1995 having an exercise price of $11.19 per share.

(11) Includes for Messrs. Scheckner and Stein options to acquire 9,600 and 7,200 shares, respectively, of Common Stock granted in 1993 having an exercise price of $7.23 per share and options to acquire 4,000 and 3,333 shares, respectively, of Common Stock granted in 1995 having an exercise price of $14.00 per share.

(12) Includes options to acquire 147,221 shares having exercise prices ranging from $7.23 to $16.50 per share.


     The Company's fiscal year ends on the Saturday closest to January 31. References herein to 1993, 1994, 1995 and 1996 relate to the fiscal years ended on January 29, 1994, January 28, 1995, February 3, 1996 and February 1, 1997, respectively.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms furnished to the Company by such reporting persons and on the written representations from such reporting persons that no reports on Form 5 were required, the Company believes that during fiscal 1996 all of the reporting persons complied with their Section 16(a) filing obligations.




                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with the directors of each class to be elected at every third annual meeting of stockholders. The certificate further provides that the number of directors which shall constitute the full Board of Directors may be fixed by the Board of Directors from time to time and that vacancies occurring between annual meetings may be filled only by the Board of Directors, with the directors so chosen to serve until the next annual meeting. The Board of Directors has nominated David B. Cornstein, James Martin Kaplan and Arthur E. Reiner for the three-year term in the class whose term expires in 2000. The nominees are presently serving as directors of the Company and have expressed their willingness to continue to serve as such. If, for any reason not presently known, any of said nominees is not available for election, the proxies will be voted for substitute nominees, if any.

     Pursuant to the terms of the Amended Stockholders' Agreement, the parties thereto, who collectively hold in excess of a majority of the outstanding Common Stock of the Company, are required to vote their shares in favor of six directors who were nominated as follows: Messrs. Lee and Smith were nominated by an affiliate of Thomas H. Lee Company (together with its affiliate transferees, the "Lee Investors"); Mr. Desai was nominated by partnerships managed by DCMI (collectively, the "Desai Investors"); Messrs. Cornstein and Kaplan were nominated by Mr. Cornstein; and Mr. Reiner was nominated by himself. See "Certain Transactions -- Stockholders' Agreement."

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR election as directors for the three-year term in the class whose term expires in 2000 the nominees identified above.

INFORMATION REGARDING DIRECTORS

  Information regarding each of the nominees is set forth below:

                                                                                                                     YEAR OF ANNUAL
                                                                                                                       MEETING AT
                                                                                             DIRECTOR                  WHICH TERM
NAME                            PRINCIPAL OCCUPATION                     AGE                   SINCE                  WILL EXPIRE
----                            --------------------                     ---                 --------                --------------
David B. Cornstein              Chairman of the Board of                 58                    1988                       2000
                                the Company and
                                Chairman of Finlay
                                International

James Martin Kaplan             Partner, Zimet, Haines,                  52                    1988                       2000
                                Friedman & Kaplan,
                                attorneys-at-law

Arthur E. Reiner                President, Chief Executive               56                    1995                       2000
                                Officer and Vice
                                Chairman of the Company
                                and Chairman and Chief
                                Executive Officer of Finlay
                                Jewelry



The following persons will continue to serve as directors after the meeting:


                                                                                                                     Year of Annual
                                                                                                                       Meeting at
                                                                                             Director                  Which Term
NAME                            Principal Occupation                     Age                   Since                  Will Expire
----                            --------------------                     ---                 --------                --------------
Rohit M. Desai                  Chairman and President                   58                    1993                       1999
                                of Desai Capital
                                Management Incorporated

Thomas H. Lee                   President of Thomas H.                   53                    1993                       1999
                                Lee Company

Norman S. Matthews              Retail Consultant                        64                    1993                       1998

Warren C. Smith, Jr.            Managing Director of                     40                    1993                       1998
                                Thomas H. Lee Company




     DIRECTORS. Messrs. Desai, Lee, Kaplan, Matthews and Smith have each been engaged in the principal occupation identified above for more than the past five years. Mr. Desai is also a director of the Rouse Company, Sunglass Hut International, Incorporated and several privately-held companies. Mr. Lee is also a director of Autotote Corporation, Livent, Inc., Playtex Products, Inc., Signature Brands, Inc., Vail Resorts, Inc. and several privately-held companies. Mr. Cornstein and Mr. Kaplan are also directors of What A World!, Inc. Mr. Reiner is also a director of Loehmann's, Inc. Mr. Matthews is also a director of

The Progressive Corporation,  Loehmann's,  Inc., Lechters, Inc. and Toys "R" Us,
Inc.  Mr.  Smith  is  also  a  director  of  Rayovac   Corporation  and  several
privately-held companies.


     EXECUTIVE OFFICERS. Messrs. Reiner and Cornstein, Joseph M. Melvin (Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry), Leslie A. Philip (Executive Vice President of the Company and Executive Vice President - Merchandising and Sales Promotion of Finlay Jewelry), Barry D. Scheckner (Senior Vice President and Chief Financial Officer of the Company and Finlay Jewelry) and Edward Stein (Senior Vice President and Director of Stores of Finlay Jewelry) are the executive officers of the Company. Mr. Melvin, age 47, was appointed as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry on May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with The May Department Stores Company ("May Department Stores"), including, from 1990 to March 1997, as Chairman of the Board and Chief Operating Officer of Filene's (a division of May Department Stores). Ms. Philip, age 50, has served as Executive Vice President of the Company since May 1, 1997 and as Executive Vice President
- Merchandising and Sales Promotion of Finlay Jewelry since May 1995. From 1993 to May 1995, Ms. Philip was Senior Vice President Advertising and Sales Promotion of R.H. Macy & Co., Inc., and from 1988 to 1993, Ms. Philip was Senior Vice President - Merchandise - Fine Jewelry at Macy's. Mr. Scheckner, age 48, has served as Senior Vice President and Chief Financial Officer of Finlay Jewelry since December 1988 and Senior Vice President and Chief Financial Officer of the Company since September 1992. Prior to September 1992, he was Treasurer of the Company. Mr. Stein, age 53, has been Senior Vice President and Director of Stores of Finlay Jewelry since July 1995. From December 1988 to June 1995, Mr. Stein was Vice President - Regional Supervisor of Finlay Jewelry.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Compensation and Executive Committees. No director who serves on the Audit and Compensation Committees is an officer or employee of the Company or any of its subsidiaries. The Board of Directors has no nominating committee. The full Board of Directors performs such function.

     The Audit Committee reviews the preparations for and scope of the audit of the Company's annual financial statements, reviews drafts of such statements, makes recommendations as to the engagement and fees of the independent auditors and monitors the functioning of the Company's accounting and internal control systems by meeting with the representatives of management, the independent auditors and the Company's internal auditors. The Committee has direct access to the independent auditors, the internal auditors and counsel to the Company, and it performs such other duties relating to the financial statements of the Company and other matters as the Board of Directors may assign from time to time. The Audit Committee met twice during fiscal 1996. The current members of the Audit Committee are Mr. Smith, its Chairman, and Messrs. Kaplan and Matthews.

     The Compensation Committee supervises and makes recommendations with respect to employee compensation levels and all benefit plans involving employees of the Company. It also approves, upon the recommendation of the Chairman of the Board of Directors and President or other appropriate officer, the terms of employment of all officers of the Company (except the Chairman of the Board and President) and recommends the terms of employment of the Chairman of the Board and President to the Board of Directors for approval. The
Compensation Committee also administers the Company's current Long Term Incentive Plan, as amended (the "Incentive Plan"), including the grant of options and stock appreciation rights thereunder. The Compensation Committee met once during fiscal 1996. The current members of the Compensation Committee are Mr. Lee, its Chairman, and Messrs. Desai and Matthews.

     The Executive Committee has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by Delaware General Corporation Law. The Executive Committee met once during fiscal 1996. The current members of the Executive Committee are Mr. Lee, its Chairman, and Messrs. Cornstein, Desai, Kaplan and Matthews.

     The Board of Directors met four times during fiscal 1996. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees thereof which he was eligible to attend.


DIRECTORS' COMPENSATION

     For serving as a director of the Company, Mr. Matthews receives aggregate compensation at the rate of $20,000 per year. Directors who are employees receive no additional compensation for serving as members of the Board. Messrs. Lee, Desai, Smith and Kaplan receive no compensation for serving as directors of the Company. For a discussion of certain fees paid to affiliates of Messrs. Lee and Desai and to Mr. Matthews, see "- Compensation Committee Interlocks and Insider Participation."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is presently comprised of Rohit M. Desai and Thomas H. Lee. All decisions with respect to executive compensation of both the Company and Finlay Jewelry are currently made by the Compensation Committee. None of the present Compensation Committee members were, at any time, an officer or employee of the Company or any of its subsidiaries.

     In connection with a series of transactions which recapitalized the Company in May 1993 (the "Recapitalization Transactions"), the Company, the Lee Investors, the Desai Investors, certain members of management of the Company (the "Management Stockholders") and certain other stockholders entered into (i) a registration rights agreement (the "Registration Rights Agreement"), which grants certain registration rights to the Lee Investors, the Desai Investors and the Management Stockholders, and (ii) a stockholders' agreement (the "1993 Stockholders' Agreement"), which granted certain rights to, and imposed certain restrictions on the rights of, the Lee Investors, the Desai Investors, the Management Stockholders and certain other stockholders. The 1993 Stockholders' Agreement was amended and restated in connection with the Company's April 1995 initial public offering (the "Offering"). See "Certain Transactions."

     In connection with the Recapitalization Transactions in May 1993, the Company and Finlay Jewelry entered into management agreements with each of Thomas H. Lee Company (the "Lee Management Agreement") and Desai Capital Management Incorporated (the "Desai Management Agreement" and, together with the Lee Management Agreement, the "Management Agreements"), affiliates of Mr. Lee and Mr. Desai, respectively. Pursuant to the Management Agreements, Thomas H. Lee Capital LLC (as assignee of Thomas H. Lee Company) and Desai Capital Management Incorporated are entitled to receive $180,000 and $60,000 per year plus expenses, respectively, during the five-year period commencing May 1993 for consulting and management advisory services rendered to the Company and Finlay Jewelry. After the initial five-year term, each of the Management Agreements will be automatically renewable on an annual basis unless any party thereto serves notice of termination at least 90 days prior to the renewal date. Each of the Management Agreements contains provisions entitling the managing company to indemnification under certain circumstances for losses incurred in the course of service to the Company or Finlay Jewelry.

     In addition, prior to the Offering, Finlay had an agreement to engage Mr. Matthews as a consultant at a per diem rate of $2,500 for each day he provided services, with such fees in the aggregate not to exceed $80,000 per year. In 1996, 1995 and 1994, Mr. Matthews received a total of $20,000, $20,000 and $66,311, respectively, for his services as a director and consultant. The consulting agreement between Finlay and Mr. Matthews was terminated upon completion of the Offering, except that all of the provisions of the consulting agreement relating to options to purchase Common Stock granted to Mr. Matthews (as described below) remained in effect. Mr. Matthews was granted, effective as of July 1993, options under the Incentive Plan to purchase 33,333 shares of Common Stock, 16,667 of which have an exercise price of $12.00 per share and 16,666 of which have an exercise price of $16.50 per share. Twenty percent of these options vest on each of the first five anniversaries of the grant date, with the unvested portion of such options fully vesting on a "Change of Control" (as defined in the consulting agreement). On March 30, 1995, Mr. Matthews was granted additional options under the Incentive Plan to purchase 16,667 shares of Common Stock at a price of $14.00. Twenty percent of these options vested immediately, and an additional twenty percent of such options vest on each of the first four anniversaries of the grant date. On January 30, 1996, Mr. Matthews was granted additional options under the Incentive Plan to purchase 10,000 shares of Common Stock at a price of $11.16 per share, which options vested and became exercisable in January 1997. In addition, on March 6, 1997, Mr. Matthews was granted, subject to stockholder approval of the 1997 Plan, options under the 1997 Plan to purchase 20,000 shares of Common Stock at an exercise price of $13.875 per share, twenty percent of which options will vest on each of the first five anniversaries of the grant date. All of Mr. Matthews' options are subject to early termination under certain circumstances and are subject to various conditions.

     Any future transactions between the Company and/or Finlay Jewelry and the officers, directors and affiliates thereof will be on terms no less favorable to the Company and Finlay Jewelry than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested directors of the Company or Finlay Jewelry, as the case may be.


                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of Finlay's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Jewelry, including the Company's former Chief Executive Officer, in 1996, 1995 and 1994 (collectively, the "Named Executive Officers"):

                                                                                                     LONG TERM
                                                     ANNUAL COMPENSATION                           COMPENSATION
                                             ----------------------------------------         -----------------------

                                                                                                    NUMBER OF
                                                                                                   SECURITIES
                                                                                     RESTRICTED    UNDERLYING
        NAME AND                                                    OTHER ANNUAL       STOCK         OPTIONS/         ALL OTHER
   PRINCIPAL POSITION        YEAR       SALARY        BONUSES      COMPENSATION (1)    AWARDS        SARS (2)      COMPENSATION (3)
   ------------------        ----       ------        -------      ----------------    ------        --------      ----------------

ARTHUR E. REINER (4)         1996       $700,000       $253,750           --             --            --             $ 27,495
President, Chief             1995        666,660        215,900           --             --            --               22,315
Executive Officer and        1994         55,555           --             --             --          69,263               --
Vice Chairman of the
Company and Chairman
and Chief Executive
Officer of
Finlay Jewelry

DAVID B. CORNSTEIN           1996        600,000        137,500       $ 42,977           --            --               51,623
Chairman and former          1995        600,000         65,900         41,011           --          66,667             51,753
Chief Executive Officer      1994        500,000        275,000         36,318           --            --               47,225
of the Company and
Chairman of Finlay
International


                                      - 8 -



                                                                                              LONG TERM
                                                     ANNUAL COMPENSATION                     COMPENSATION
                                        ------------------------------------------     -----------------------

                                                                                                    NUMBER OF
                                                                                                   SECURITIES
                                                                                     RESTRICTED    UNDERLYING
        NAME AND                                                    OTHER ANNUAL       STOCK         OPTIONS/         ALL OTHER
   PRINCIPAL POSITION        YEAR       SALARY        BONUSES      COMPENSATION (1)    AWARDS        SARS (2)      COMPENSATION (3)
   ------------------        ----       ------        -------      ----------------    ------        --------      ----------------

LESLIE A. PHILIP (5)         1996       $320,000      $116,000            --             --              --           $  8,730
Executive Vice               1995        213,710        75,000            --             --            33,333            1,974
President of the             1994           --             --             --             --              --                --
Company and Executive
Vice President -
Merchandising and Sales
Promotion of Finlay
Jewelry

BARRY D. SCHECKNER           1996        300,000       108,750            --              --               --             8,398
Senior Vice President        1995        300,000        35,000            --              --            10,000            8,528
and Chief Financial          1994        275,004           --             --              --               --           108,615
Officer of the Company
and Finlay Jewelry

EDWARD STEIN                 1996        275,000       107,360            --              --                --            9,105
Senior Vice President        1995        267,086        40,000            --              --             8,333            8,716
and Director of Stores       1994        183,500        62,500            --              --               --             8,686
of  Finlay Jewelry

----------
(1) Represents tax equalization payments made in connection with life insurance premiums paid by Finlay on behalf of the Named Executive Officers.

(2)  See "- Option/SAR Grants in Fiscal 1996"

(3) Includes for each Named Executive Officer the sum of the following amounts earned in 1996, 1995 and 1994 for such Named Executive Officer:


                                                                (i)            (ii)           (iii)           (IV)
                                                         ---------------------------------------------------------------------------
      Arthur E. Reiner........................    1996       $20,176         $ 5,375         $1,944               -
                                                  1995        20,176               -          2,139               -
                                                  1994             -               -              -               -

      David B. Cornstein......................    1996        44,304           5,375          1,944               -
                                                  1995        44,304           5,310          2,139               -
                                                  1994        39,242           5,310          2,673               -

      Leslie A. Philip........................    1996         1,786           5,000          1,944               -
                                                  1995           450               -          1,524               -
                                                  1994             -               -              -               -

      Barry D. Scheckner......................    1996         1,079           5,375          1,944               -
                                                  1995         1,079           5,310          2,139               -
                                                  1994           632           5,310          2,673        $100,000

      Edward Stein............................    1996         1,786           5,375          1,944               -
                                                  1995         1,267           5,310          2,139               -
                                                  1994           703           5,310          2,673               -


       (i) Insurance premiums paid by Finlay with respect to life insurance for the benefit of the Named Executive Officer.

       (ii) The dollar amount of all matching contributions and profit sharing contributions under Finlay's 401(k) profit sharing plan allocated to the account of the Named Executive Officer.

       (iii) The insurance premiums paid in respect of the Named Executive Officer under Finlay's Executive Medical Benefits Plan.

       (iv) Mr. Scheckner received a bonus for his efforts in 1994 in connection with the Offering.

(4) Mr. Reiner commenced employment with Finlay on January 3, 1995 and the salary above for 1994 reflects only compensation for the month of January 1995. See "- Employment Agreements and Change of Control Arrangements."

(5) Ms. Philip commenced employment with Finlay on May 15, 1995 and the salary above for 1995 reflects only compensation for the period from May 15, 1995 through February 3, 1996. Ms. Philip's annual salary for 1995 was at the rate of $300,000.


     On January 30, 1996, Mr. Reiner became President and Chief Executive Officer of the Company. He has also been Vice Chairman of the Company and Chairman and Chief Executive Officer of Finlay Jewelry since January 3, 1995. Mr. Cornstein continues as the Chairman of the Company and serves as Chairman of Finlay International. For a discussion of the employment arrangements with Messrs. Reiner and Cornstein, see "- Employment Agreements and Change of Control Arrangements."


LONG TERM INCENTIVE PLAN

     The Incentive Plan permits the Company to grant to key employees of the Company and its subsidiaries, as well as to consultants and other persons who are deemed to render significant services to the Company or its subsidiaries and/or who are deemed to have the potential to contribute to the future success of the Company, and to grant to directors of the Company (other than members of the Compensation Committee of the Company's Board of Directors), the following:
(i) stock options,  (ii) stock appreciation rights in tandem with stock options,
(iii) limited stock appreciation rights in tandem with stock options, (iv) restricted or nonrestricted stock awards subject to such terms and conditions as the Compensation Committee shall determine, (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Compensation Committee or (vi) any combination of the foregoing. Under the Incentive Plan, the Company may grant stock options which are either "incentive stock options" ("Incentive Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options ("Non- incentive Options"). Of the 732,596 shares of Common Stock available for issuance under the Incentive Plan, 69,710 of such shares have been issued to date in connection with exercises of options granted under the Incentive Plan and 661,219 of such shares are reserved for issuance upon exercise of currently outstanding options. Accordingly, as of the date hereof, only 1,667 shares of Common Stock are available for future grants under the Incentive Plan. In 1993, a total of 365,723 options were granted and 400 were cancelled. In 1994, 72,262 options were granted and 40,764 were cancelled. In 1995, an aggregate of 264,505 options were granted, 74,208 were cancelled and 41,284 were exercised. In 1996, an aggregate of 21,333 options were granted, 15,574 were cancelled and 27,826 were exercised.

     Incentive Options are designed to result in beneficial tax treatment to the optionee, but no tax deduction for the Company. Non-incentive Options will not give the optionee the tax benefits of Incentive Options, but generally will entitle the Company to a tax deduction when and to the extent income is recognized by the optionee.

     The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors which, pursuant to the Incentive Plan, consists of at least two directors. Subject to the provisions of the Incentive Plan, the Compensation Committee has sole discretion: (i) to select the individuals to participate in the Incentive Plan, (ii) to determine the form and substance of grants made under the Incentive Plan to each participant, and the conditions and restrictions, if any, subject to which such grants are made, (iii) to interpret the Incentive Plan and (iv) to adopt, amend or rescind such rules and regulations for carrying out the Incentive Plan as it may deem appropriate.

     The Incentive Plan provides that the per share exercise price of an option granted under the Plan shall be determined by the Compensation Committee. However, the exercise price of an Incentive Option may not be less than 100% of the fair market value of the Common Stock of the Company on the date the option is granted and the duration of an Incentive Option may not exceed ten years from the date of grant. Options are nontransferable (except by will or intestacy on the death of the optionee), provided that an Incentive Option that is granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the "employer corporation" (as such term is used in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the Common Stock of the Company on the date the option is granted and the duration of any such option may not exceed five years from the date of grant. Options granted under the Incentive Plan become exercisable at such time or times as the Compensation Committee may determine at the time the option is granted. In making grants to employees under the Incentive Plan, the Company has on occasion utilized a uniform Agreement and Certificate of Option (the "Option Agreement"), pursuant to which the Company grants ten-year options, 20% of which vest on each of the first five anniversaries of the grant date. The Option Agreement also contains transfer and certain other restrictions and provides that options not vested may expire, or shares acquired upon exercise of options may be repurchased at their exercise price, in the event of termination of employment under certain circumstances. In addition, the Option Agreement provides that (i) if an optionee's employment is terminated for "Cause" (as defined in the Option Agreement), such optionee's options will terminate immediately, (ii) if an optionee's employment is terminated due to death, "Disability" or "Retirement" (each as defined in the Incentive Plan), such optionee's options become fully vested and exercisable for a period of 21 days following such termination, and (iii) if an optionee's employment is terminated for any other reason, such optionee's options remain exercisable to the extent vested for a period of 21 days following such termination.

     The Incentive Plan may be amended or terminated by the Board at any time, but no such termination or amendment may, without the consent of a participant, adversely affect such participant's rights with respect to previously granted awards. In addition, the approval of the Company's stockholders is required to amend the Incentive Plan to (i) increase the maximum number of shares subject to awards under the Incentive Plan, (ii) change the class of persons eligible to participate and/or receive incentive stock options under the Incentive Plan,
(iii) change the requirements for serving on the Compensation Committee or (iv) materially increase the benefits accruing to participants under the Incentive Plan.

     Subject to certain limitations set forth in the Incentive Plan, in the event the Compensation Committee determines that any corporate transaction or event affects the shares of Common Stock (or other securities or property subject to an award under the Incentive Plan) such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) with respect to which awards may be granted under the Incentive Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards under the Incentive Plan, or (iii) the grant or exercise price with respect to any awards under the Incentive Plan or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award (which, in the case of an option, will be equal to the positive difference, if any, between the Market Value (as defined in the Incentive Plan) of the shares covered by such option, as determined immediately prior to such corporate transaction or event, and the exercise price per share of such option).


OPTION/SAR GRANTS IN FISCAL 1996

     No options or stock appreciation rights were issued by the Company to the Named Executive Officers during fiscal 1996.

CERTAIN INFORMATION CONCERNING STOCK OPTIONS/SARS

     The following table sets forth certain information with respect to stock options exercised in fiscal 1996 as well as the value of stock options at the fiscal year end. No stock appreciation rights were exercised during fiscal 1996.


                                           AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996,
                                                AND FISCAL YEAR-END OPTION/SAR VALUE

                                                            Number of Securities
                                                           Underlying Unexercised                   Value of Unexercised In-the
                                                           Options/SARs at Fiscal                   Money Options/SARs at Fiscal
                      Shares Acquired      Value                  Year-end                                  Year-end ($)
Name                    On Exercise       Realized       Exercisable/Unexercisable (1)             Exercisable/Unexercisable (2)
----                    -----------       --------       -----------------------------             -----------------------------

Arthur E. Reiner......       --               --              23,088 / 46,175                            $17,316 / $34,631
David B. Cornstein....       --               --              26,667 / 40,000                             20,000 /  30,000
Leslie A. Philip......       --               --               6,667 / 26,666                             23,750 /  94,999
Barry D. Scheckner....       --               --               9,200 / 12,800                             55,644 /  42,096
Edward Stein..........       --               --               7,067 / 10,266                             41,858 /  32,072


---------------------------------

(1) Represents for Mr. Reiner 69,263 options granted on January 3, 1995 (all at an exercise price of $14.00 per share), of which 34,631 are performance-based and 34,632 are time-based. An aggregate of 23,088 of the time-based options became exercisable on February 3, 1996 and February 1, 1997 and the balance of the time-based options, totalling 11,544, vest on January 31, 1998. Represents for Mr. Cornstein 66,667 options granted on March 30, 1995 (all at an exercise price of $14.00 per share), of which an aggregate of 26,667 became exercisable on March 30, 1995 and 1996 and the balance of 40,000 vest and become exercisable at a rate of 13,333 per annum on each anniversary of the date of grant. Represents for Ms. Philip 33,333 time-based options granted on May 16, 1995 (all at an exercise price of $11.19 per share), of which 6,667 become exercisable on May 16, 1996 and the balance of 26,666 vest and become exercisable at a rate of 6,667 per annum on each anniversary of the date of grant. Represents for Mr. Scheckner (i) 12,000 time- based options granted on May 26, 1993 at an exercise price of $7.23 per share, of which an aggregate of 7,200 became exercisable on May 26, 1994, 1995 and 1996 and the balance of 4,800 vest and become exercisable at a rate of 2,400 per annum on each anniversary of the date of grant and (ii) 10,000 time-based options granted on April 5, 1995 at an exercise price of $14.00 per share, of which 2,000 became exercisable on April 5, 1996 and the balance of 8,000 vest and become exercisable at a rate of 2,000 per annum on each anniversary of the date of grant. Represents for Mr. Stein (i) 9,000 time-based options granted on May 26, 1993 at an exercise price of $7.23 per share, of which an aggregate of 5,400 became exercisable on May 26, 1994, 1995 and 1996 and the balance of 3,600 vest and become exercisable at a rate of 1,800 per annum on each anniversary of the date of grant and (ii) 8,333 time-based options granted on April 5, 1995 at an exercise price of $14.00 per share, of which 1,667 became exercisable on April 5, 1996 and the balance of 6,666 vest and become exercisable at a rate of 1,667 per annum on each anniversary of the date of grant.

(2) The values of Unexercised In-the-Money Options/SARs represent the aggregate amount of the excess of $14.75, the closing price for a share of Common Stock at fiscal year end, over the relevant exercise price of all "in-the-money" options.


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Effective May 26, 1993, Mr. Cornstein entered into an employment agreement with Finlay providing for his employment as President and Chief Executive Officer, and his appointment as Chairman of the Board, of the Company for a term expiring on January 31, 1998. On January 30, 1996, Mr. Reiner was appointed President and Chief Executive Officer of the Company. Mr. Cornstein continues as the Chairman of the Company and serves as Chairman of Finlay International.

     Under his employment agreement, Mr. Cornstein is entitled to an annual salary of $600,000 through the term of his agreement. In addition to his annual salary, Mr. Cornstein is entitled to receive an annual bonus payment up to a maximum of $250,000. The payment of the bonus in respect of a particular year will be based on the achievement by Finlay of certain financial performance criteria based on EBITA-FIFO (the "Target Level"), with 20% of the maximum bonus payable if 90% of the Target Level is achieved, increasing incrementally on a pro rata basis to 60% of the maximum bonus level payable if 100% of the Target Level is achieved, and further increasing incrementally on a pro rata basis to 100% of the maximum bonus payable if 120% of the Target Level is achieved. In addition, the Board may award bonus compensation outside of the bonus prescribed under Mr. Cornstein's employment agreement.

     Under Mr. Cornstein's employment agreement, Finlay is required to maintain insurance of $10.0 million on the life of Mr. Cornstein, payable to his beneficiaries, and Mr. Cornstein is entitled to reimbursement for the income tax liability resulting from Finlay's payment of premiums for the insurance. Furthermore, the agreement requires Finlay to procure and pay for catastrophic health insurance and the income tax liability related to such payments, if any.

     The agreement further provides that if Mr. Cornstein is terminated other than for "Cause" (as defined therein) or if he elects, as provided in the agreement, to treat certain acts or omissions of the employer as a termination of employment without "Cause," Mr. Cornstein will, in addition to continuing to receive his base salary, bonus and other benefits provided thereunder for the balance of the term, also be entitled to receive a severance payment equal to the sum of one year's base salary plus the average of the annual bonuses paid during the term of the agreement (the "Severance Amount"). The agreement provides that the Severance Amount will be paid over a two-year period commencing at the scheduled expiration of the term. In addition, if Mr. Cornstein's agreement is not extended or renewed at the scheduled expiration of its term, Mr. Cornstein will also be entitled to a severance payment equal to the Severance Amount.

     Under Mr. Cornstein's agreement, in the event of a "Change of Control" (as defined therein) of the Company, then if at any time within twelve months following the "Change of Control" Mr. Cornstein is no longer employed by Finlay (or any entity which succeeds to the obligations of Finlay under the employment agreement following the "Change of Control") for any reason other than death or disability, Mr. Cornstein will be entitled to a lump sum payment ("Change of Control Payment") equal to the net present value of the base salary and bonus payable to him over the remainder of the term (calculated, in the case of the bonus, assuming the annual bonuses payable for each remaining year shall equal the average of the annual bonuses paid to him for preceding years during the term). However, if the Change of Control Payment does not equal or exceed the lesser of (i) 299% of the Severance Amount or (ii) the amount, if any, by which the fair market value of (A) equity interests in the Company and Finlay Jewelry which Mr. Cornstein continues to hold after the Change of Control, (B) amounts which he is entitled to receive in exchange for or as a distribution in respect of his equity interests in the Company and Finlay Jewelry as a result of the "Change of Control" and (C) any other consideration received as a result of the "Change of Control" (other than pursuant to his employment agreement) is less than $7.5 million, then Mr. Cornstein shall receive, in lieu of the Change of Control Payment, the lesser of (i) and (ii).

     Under the agreement, a "Change of Control" occurs when (i) a person or group other than certain of the Company's existing stockholders becomes the beneficial owner of 50% or more of the aggregate voting power of the Company; or
(ii) during any period of two consecutive calendar years, there are certain changes in the composition of the Company's Board of Directors.

     A portion of any payments which may be made upon such a "Change of Control" may be deemed an "excess parachute payment" within the meaning of the Code, in which event such portion will not be a deductible expense for tax purposes.

     Effective January 3, 1995, Finlay entered into an employment agreement with Arthur E. Reiner to employ Mr. Reiner as Vice Chairman of the Company and Chairman and Chief Executive Officer of Finlay Jewelry. On January 30, 1996, as contemplated by Mr. Reiner's employment agreement, the Company's Board of Directors appointed Mr. Reiner to the office of President and Chief Executive Officer of the Company. The employment agreement, as subsequently amended, provides for Mr. Reiner to serve in such offices for a term expiring on January 31, 2001. Pursuant to the employment agreement, Mr. Reiner received annual base salary of approximately $666,660 in 1995, which was increased to $700,000 on the first day of fiscal 1996 and to $750,000 on the first day of fiscal 1997. Thereafter, further increases will be at the discretion of the Board of Directors of the Company. In addition to his annual base salary, Mr. Reiner will be entitled to an annual bonus payment based on a target incentive amount equal to one-half of his base salary for the applicable year (the "Incentive Amount"). The payment of the bonus in respect of a particular year will be based on the achievement by Finlay of the Target Level, with 20% of the Incentive Amount payable if 90% of the Target Level is achieved, increasing incrementally on a pro rata basis to 80% of the Incentive Amount payable if 100% of the Target Level is achieved, increasing further incrementally on a pro rata basis to 160% of the Incentive Amount payable if 140% of the Target Level is achieved, and if over 140% of the Target Level is achieved, the annual bonus payment shall equal 160% of the Incentive Amount plus 1% of the Incentive Amount for each percentage point by which Finlay's measured performance exceeds 140% of the Target Level. Notwithstanding the foregoing, with respect to fiscal 1995, pursuant to the terms of his employment agreement, Mr. Reiner received a bonus in the amount of $215,900.

     Under the agreement, Mr. Reiner received in January 1995 options under the Incentive Plan to purchase 69,263 shares of Common Stock at an exercise price of $14.00 per share. Of those options, one-half are time- based and one-half performance-accelerated, vesting in ten years subject to accelerated vesting upon achievement of specified performance goals. Of the time-based options, one-third became exercisable on each of February 3, 1996, and February 1, 1997, and one-third will become exercisable on January 31, 1998. One-third of the performance-accelerated options will vest for each fiscal year commencing with 1995 for which EBITA-FIFO in the applicable year equals or exceeds certain specified target levels in that year and any subsequent year. To date, none of the performance-accelerated options have vested.

     In the event of Mr. Reiner's termination of employment either by the Company for "Cause" (as defined in the agreement), by Mr. Reiner for any reason (other than "Good Reason," as defined in the agreement) or as a result of Mr. Reiner's death or Disability (as defined in the agreement), all the options, to the extent not then exercisable, shall terminate. In the event of Mr. Reiner's termination of employment either by the Company without "Cause" or by Mr. Reiner for "Good Reason," all the options, to the extent not then exercisable, shall thereupon become fully exercisable. In the event of Mr. Reiner's termination of employment for any reason after January 31, 1998, all performance-accelerated options, to the extent not then exercisable, shall terminate. In addition, in the event of a "Change of Control" (as defined in the agreement), (i) any outstanding time-based options shall become exercisable and (ii) the performance-accelerated options will vest to the extent (A) the "Enterprise Value" of the Company (as defined in the agreement) exceeds certain established "Enterprise Value" targets set forth in the agreement with respect to the fiscal year in which the "Change of Control" occurs or (B) the "Change of Control" represents a per share of Common Stock transaction price in excess of 130% of the fair market value per share of Common Stock determined immediately prior to the public announcement of such "Change of Control."

     Upon the commencement of his employment, Mr. Reiner purchased 138,525 shares of Common Stock (the "Purchased Shares") at a purchase price of $7.23 per share. The aggregate purchase price of the Purchased Shares was paid in the form of a note issued by Mr. Reiner to the Company, the repayment of which is secured by the Purchased Shares and certain proceeds received by Mr. Reiner upon disposition of the Purchased Shares or upon any distribution paid on or with respect to the Purchased Shares. In the event Mr. Reiner's employment is terminated, the Purchased Shares (together with vested options and shares issued upon exercise of vested options ("Option Shares")) are subject to certain call rights and the Option Shares are additionally subject to certain put rights. In the event the Company does not exercise its call rights, the rights may be exercised by the Lee Investors and the Desai Investors, pro rata based on their respective ownership of Common Stock. The Purchased Shares and Option Shares are subject to certain restrictions on transfer and registration rights set forth in the agreement and will also be subject to the Amended Stockholders' Agreement and the Registration Rights Agreement other than the provisions thereof relating to restrictions on transfer. See "Certain Transactions -- Stockholders' Agreement" and "Certain Transactions -- Registration Rights Agreement."

     Under Mr. Reiner's agreement, subject to certain specified limitations, Finlay is required to maintain life insurance on the life of Mr. Reiner in the amount of $5.0 million, payable to his beneficiaries, and to provide Mr. Reiner with catastrophic health insurance. In addition, Finlay is required to reimburse Mr. Reiner for any income taxes owed by him as a result of the premiums paid by Finlay with respect to such life insurance. The employment agreement also provides for Mr. Reiner to receive an annual automobile allowance of up to $15,000.

     Mr. Reiner's agreement provides that if his employment is terminated prior to a "Change of Control" either by the Company without "Cause" or by Mr. Reiner for "Good Reason," Mr. Reiner will continue to receive his base salary for the balance of the term and bonus compensation (calculated as though 110% of the Target Level were achieved) as if such termination had not occurred. In the event he is terminated without "Cause" and coincident with or following a "Change of Control," Mr. Reiner shall be entitled to a lump sum payment equal to 299% of his "base amount" (as defined in Section 280 G(b)(3) of the Code). In the event that Mr. Reiner voluntarily terminates his employment within one year following a "Change of Control" in connection with which the acquirer did not expressly assume Mr. Reiner's agreement and extend its term for an additional three years or otherwise offer Mr. Reiner a contract on terms no less favorable than those provided under the existing agreement providing for a term of at least three years, or if he terminates his employment following a "Change of Control" for "Good Reason," he will be entitled to a payment equal to 299% of the "base amount." In the event that Mr. Reiner is terminated for "Cause" or if he voluntarily terminates his employment without "Good Reason" prior to the occurrence of a "Change of Control," he shall be entitled to receive his base salary through the date of termination and any bonus earned with respect to a previously completed fiscal year which remains unpaid. Payments made to Mr. Reiner upon termination of employment are subject to certain restrictions in the event that such payments constitute "parachute payments" under Section 280G(b)(2) of the Code. In addition, Mr. Reiner is required to mitigate certain payments made to him under the agreement under certain limited circumstances.

     On March 5, 1997, Mr. Reiner received options under the Incentive Plan to purchase an aggregate of 139,719 shares of Common Stock at an exercise price of $14.00 per share. Such options vest and become exercisable on January 2, 2001 so long as Mr. Reiner is employed by the Company on such date; provided, however, that such options are subject to early vesting and early termination under certain circumstances and are subject to various conditions. The Company has also granted to Mr. Reiner, subject to stockholder approval of the 1997 Plan, an additional 160,281 options under the 1997 Plan, which options have an exercise price of $13.875 per share and are subject to similar terms and conditions regarding vesting and termination. See "Proposal No. 2 -- Other Information."

     On May 1, 1997, the Company appointed Mr. Melvin to serve as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry. The Company has agreed to pay to Mr. Melvin an annual base salary of $350,000 as well as an annual bonus based on the achievement of certain targets, except that Mr. Melvin will receive a guaranteed bonus of $75,000 during the first year of his employment. In addition, Mr. Melvin was paid a $25,000 bonus upon his joining the Company. On May 1, 1997, Finlay granted to Mr. Melvin, subject to stockholder approval of the 1997 Plan, 50,000 options under the 1997 Plan, which options have an exercise price per share equal to $14.875 and will vest in equal installments on each of the first five anniversaries of the grant date. All of such options will be subject to early termination under certain circumstances and will be subject to various conditions. Mr. Melvin shall also be eligible for such benefits as are available to other senior executives of Finlay, including reimbursement of moving and relocation expenses. In the event Mr. Melvin's employment is terminated by

Finlay without cause (not including death or disability) or his title is changed to a lesser title, he shall be entitled to receive a lump sum payment equal to one year's base salary.


INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Prior the completion of the Offering, Finlay entered into indemnification agreements with each of its directors and executive officers. For a complete description of these agreements, see "Certain Transactions -- Certain Other Transactions".


COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of Thomas H. Lee, Rohit M. Desai and Norman S. Matthews, each of whom is a non-employee member of the Board of Directors. The Committee met once in the fiscal year ended February 1, 1997 to afford the members the opportunity to consider all compensation related matters. For purposes hereof, the Compensation Committee will be referred to herein as the "Committee".

     GENERAL. The Company's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives and to provide incentives to its senior management to enhance profitability and stockholder returns. The Committee believes such objectives are best achieved by having a substantial portion of an executive officer's cash compensation tied to annual earnings of the Company or the relevant business unit and by providing long-term incentives through the use of stock options. The Committee also believes in rewarding exceptional performance and contributions to the development of the Company's business.

     To achieve these objectives and to retain the services of senior management for an extended period, the Company has entered into employment agreements with certain of its executive officers. The terms of each employment agreement are more particularly described under the heading "Employment Agreements and Change of Control Arrangements." These agreements provide for a competitive base salary plus a cash bonus which is based on the annual financial performance of the Company. By calculating a major component of the executive's cash compensation on the basis of annual financial performance, the Committee seeks to encourage the senior executive to achieve maximum profitability. The Committee also reviews the performance of each executive officer on an annual basis and may approve additional compensation or waive requirements of the executive's employment contract to reward an exceptional individual effort or performance.

     The Committee believes that stock-based compensation arrangements are beneficial in aligning the interests of management and the Company's shareholders over the long-term. Since 1993, the principal vehicle for awarding stock-based compensation has been the Incentive Plan. Under the Incentive Plan, the Committee is authorized to grant to key employees stock options as well as other stock-based awards, including restricted stock grants, stock appreciation rights and performance-based stock awards. Of the 732,596 shares of Common Stock available for issuance under the Incentive Plan, 69,710 of such shares have been issued to date in connection with exercises of options granted under the Incentive Plan and 661,219 of such shares are reserved for issuance upon exercise of currently outstanding options. Accordingly, as of the date hereof, only 1,667 shares of Common Stock are available for future grants under the Incentive Plan. The number of options granted to each executive officer under the Incentive Plan generally depended on the executive's performance, the performance of the Company or the executive's business unit, the level of his responsibility, the extent of other forms of compensation payable to him, the terms of his employment agreement, if applicable, and the number of options previously granted to him. In fiscal 1996, the Committee awarded options under the Incentive Plan to purchase an aggregate of 21,333 shares of the Company's Common Stock. All options granted by the Committee were issued with an exercise price equal to the fair market value of a share of Common Stock on the date of grant, generally vest over a period of five years from the date of grant and are generally exercisable until the expiration of ten years from the date of grant; provided, however, that such options are generally subject to early termination under certain circumstances and are generally subject to various conditions.

     The 1997 Plan, which is subject to the approval of the stockholders of the Company, authorizes the Committee to grant, subject to applicable law, to key employees, directors, consultants and certain other persons stock options, as well as other stock-based awards. Initially, a total of 350,000 shares will be reserved for issuance under the 1997 Plan. It is contemplated that the principal form of awards under the 1997 Plan will be stock options.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. On January 30, 1996, pursuant to the terms of his employment agreement, Mr. Reiner was elected Chief Executive Officer of the Company. His compensation will continue to be governed by the terms of his employment agreement described above.

     COMPENSATION DEDUCTION LIMITATION. As part of the 1993 Omnibus Budget Reconciliation Act, Congress enacted Section 162(m) of the Code, effective in 1994, which limited to $1 million per year the federal income tax deduction available to public companies for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section of the Code. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

     Submitted by the Compensation  Committee of the Board of Directors:  Thomas
H. Lee, Rohit M. Desai and Norman S. Matthews.

STOCK PERFORMANCE GRAPH

     The following graph charts, on an annual basis, the total stockholders' return over a period from April 6, 1995 to February 1, 1997, with respect to an investment in the Company's Common Stock as compared to the NASDAQ Stock Market and the Dow Jones Retail -- All Specialty Index. The Company has paid no dividends with respect to its Common Stock during the period.


                     COMPARISON OF CUMULATIVE TOTAL RETURN*
     AMONG FINLAY ENTERPRISES, INC., THE NASDAQ STOCK MARKET U.S. INDEX AND
                    THE DOW JONES RETAILERS, SPECIALTY INDEX



          [THE FOLLOWING TABLE REPRESENTS A GRAPH IN THE PRINTED PIECE]


                                               Cumulative Total Return
                                              ------------------------
                                             4/06/95    2/03/96    2/01/97
                                           -------------------------------
Finlay Enterprises Inc.                        100        79        105
NASDAQ STOCK MARKET - US                       100       132        172
DJ RETAILERS-SPECIALTY-ALL                     100       105        125



* Assumes $100 invested on April 6, 1995 in stock or index, with reinvestment of all dividends.

                              CERTAIN TRANSACTIONS

1985 ACQUISITION AND 1988 LEVERAGED RECAPITALIZATION

     From 1968 until 1985, the business of Finlay was operated as a division of Seligman & Latz, Inc. ("S&L"). S&L was acquired in December 1985 (the "1985 Acquisition") by SL Holdings Corporation ("SL Holdings"), which was formed by certain officers and directors of SL Holdings. David B. Cornstein's affiliation with Finlay commenced in 1985 when, concurrent with the 1985 Acquisition, a wholly owned subsidiary of SL Holdings acquired the outstanding stock of Tru-Run, Inc., a corporation principally owned by Mr. Cornstein which was engaged in the operation of licensed jewelry and watch repair departments. Immediately following the 1985 Acquisition, SL Holdings contributed to S&L Acquisition Company, L.P., a Delaware limited partnership ("S&L Acquisition"), all of the businesses and assets of S&L, as well as the business and assets of Tru-Run, Inc. In connection with a 1988 reorganization, the Company was organized by certain officers and directors of SL Holdings to acquire certain operations of SL Holdings. Pursuant to such reorganization, a wholly owned subsidiary of the Company was merged into SL Holdings, and thereby SL Holdings, which then changed its name to Finlay Fine Jewelry Corporation, became a wholly owned subsidiary of the Company.


THE 1993 RECAPITALIZATION

     On May 26, 1993, Finlay completed the Recapitalization Transactions, which were designed (i) to improve the financial and operating flexibility of Finlay and (ii) generally to reduce the equity interests of then-existing non-management stockholders and enable the Lee Investors and the Desai Investors to acquire 36.8% and 24.5%, respectively, of the voting securities of the Company.

     In connection with the Recapitalization Transactions, the Lee Investors and the Desai Investors invested in units consisting of the Company's 10% Series C Cumulative Preferred Stock (the"Series C Preferred Stock") and Common Stock. Concurrently, certain other existing classes of preferred stock and all outstanding warrants to purchase Common Stock were redeemed. These equity related transactions resulted in the Lee Investors and the Desai Investors obtaining beneficial ownership of 52.6% of the outstanding Common Stock.

     The Recapitalization Transactions also included the public issuance by the Company of units consisting of 12% Senior Discount Debentures due 2005 (the "Debentures") and Common Stock, the public issuance by Finlay Jewelry of 10 5/8% Senior Notes due 2003 and the refinancing of the Company's outstanding term loans and revolving indebtedness (the "WCC Revolving Credit Facility") with Westinghouse Credit Corporation ("WCC"). The WCC Revolving Credit Facility was replaced by a $110 million Revolving Credit Facility with General Electric Capital Corporation (the "G.E. Capital Revolving Credit Facility"). The G.E. Capital Revolving Credit Facility was amended in October 1994 to, among other things, increase the amount available thereunder to $135 million.

     In connection with the Recapitalization Transactions, certain executive officers and directors of the Company and Finlay Jewelry entered into new employment agreements with Finlay. Also in connection with the Recapitalization Transactions, Finlay entered into the Lee Management Agreement with an affiliate of the Lee Investors and the Desai Management Agreement with an affiliate of the Desai Investors. In July 1993, Finlay entered into a consulting agreement with Norman Matthews, which agreement was terminated, in part, upon completion of the Offering. See "Executive Compensation - Employment Agreements and Change of Control Arrangements," "Executive Compensation - Compensation Committee Interlocks and Insider Participation" and "Executive Compensation - Directors' Compensation."

THE OFFERING AND SERIES C EXCHANGE; STOCKHOLDER PURCHASE

     In April 1995, the Company completed the Offering, in which 2,615,000 shares of Common Stock were sold to the public at a price of $14.00 per share, 2,500,000 of which were sold by the Company and 115,000 of which were sold by selling stockholders. The Company used $5,789,000 of the net Offering proceeds to repurchase a portion of the outstanding Debentures and the balance thereof to reduce a portion of the outstanding balance under, and accrued interest on, the G.E. Revolving Credit Facility and to pay transaction costs. As part of the Offering, the Lee Investors, the Desai Investors and Messrs. Cornstein and Reiner purchased an aggregate of 208,163 shares of Common Stock from the underwriters of the Offering at the initial public offering price of $14.00 per share. Immediately prior to completion of the Offering, the holders of the Company's Series C Preferred Stock exchanged all outstanding shares of Series C Preferred Stock with the Company for 2,581,784 shares of Common Stock (the "Series C Exchange"). For the purposes of the Series C Exchange, the outstanding Series C Preferred Stock was (i) valued at its liquidation value of $30,000,000 plus $6,145,000 of accrued dividends through April 13, 1995, paid in kind at a quarterly rate of 2.5%, and (ii) exchanged for Common Stock at the initial public offering price. In connection with the Series C Exchange, a $10,000,000 non-recurring, non-cash charge representing the difference between the liquidation value and the carrying value of the Series C Preferred Stock was recorded.


STOCKHOLDERS' AGREEMENT

     Prior to completion of the Offering, the Lee Investors, the Desai Investors, the Management Stockholders, all employees holding options to purchase Common Stock, certain private investors and the Company entered into the Amended Stockholders' Agreement, which sets forth certain rights and obligations of the parties with respect to the Common Stock and corporate governance of the Company. Any employees of Finlay not parties to the Amended Stockholders' Agreement who receive options to purchase Common Stock in connection with their employment in the future will also be required to become parties to the Amended Stockholders' Agreement.

     The Amended Stockholders' Agreement provides that the parties thereto must vote their shares to fix the number of members of the Board of Directors of the Company at ten and to vote in favor of seven directors who are nominated as follows: two to be nominated by the Lee Investors, two to be nominated by the Desai Investors, two to be nominated by Mr. Cornstein and one to be nominated by Mr. Reiner. Notwithstanding the foregoing, the right of various persons to designate directors will be reduced or eliminated at such time as they own less than certain specified percentages of the shares of Common Stock then outstanding or in certain cases are no longer an employee of the Company. The designees of the Lee Investors currently serving on the Board of Directors are Messrs. Lee and Smith; the designee of the Desai Investors is Mr. Desai; the designees of Mr. Cornstein are Messrs. Cornstein and Kaplan; and Mr. Reiner is his own designee. The Amended Stockholders' Agreement also provides for the Executive Committee to consist of five directors, including one independent director selected by the Board of Directors, one member designated by Mr. Lee (so long as the Lee Investors have the right to designate a nominee for director), one member designated by the Desai Investors (so long as the Desai Investors have the right to designate a nominee for director) and two members designated by Mr. Cornstein (which number will be reduced to one if Mr. Cornstein is only entitled to designate one nominee for director and none if Mr. Cornstein ceases to have the right to designate a nominee for director). When a stockholder or group of stockholders loses the right to designate a director, such director is to be designated instead by a majority of the directors of the Company. The Executive Committee of the Company's Board consists at present of Messrs. Lee, Desai, Matthews, Cornstein and Kaplan.

     In addition, the Amended Stockholders' Agreement provides that the parties thereto have (i) certain "come along" rights allowing them to participate in private sales of Common Stock by parties selling at least a majority of the outstanding shares of Common Stock and (ii) certain "take along" rights allowing parties who are selling at least a majority of the outstanding shares of Common Stock to require the other parties to the Amended Stockholders' Agreement to sell all or a portion of their shares of Common Stock to the same purchaser in the same transaction on the same terms.


REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreement grants certain registration rights to the Lee Investors, the Desai Investors, certain other investors and certain Management Stockholders. Lee Investors and Desai Investors who together hold at least 31% of the outstanding "Registrable Securities" (as defined in the Registration Rights Agreement) are entitled to request jointly, and the Company shall be obligated to effect, up to three registrations of "Registrable Securities." After May 26, 1998, Lee Investors and Desai Investors may demand registration without the other under certain circumstances. The Registration Rights Agreement also provides that stockholders who are parties thereto (other than the Lee Investors and the Desai Investors) holding in the aggregate at least 20.0% of the "Registrable Securities" then outstanding will have the right on one occasion to require the Company to file a registration statement with the Commission covering all or a portion of their "Registrable Securities" in certain circumstances. In addition, under the Registration Rights Agreement, if the Company proposes to register shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), either for its own account or for the account of others (other than a registration statement relating solely to employee benefit plans), then each party to the Registration Rights Agreement will have the right, subject to certain restrictions and priorities, to request that the Company register its shares of Common Stock in connection with such registration. Under the Registration Rights Agreement, the holders of "Registrable Securities," on the one hand, and the Company, on the other, agree to indemnify each other for certain liabilities, including liabilities under the Securities Act, in connection with any registration of shares subject to the Registration Rights Agreement.


CERTAIN OTHER TRANSACTIONS

     Prior to completion of the Offering, Finlay entered into indemnification agreements with each of Finlay's directors and certain executive officers. The indemnification agreements require, among other things, that Finlay indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein) Finlay will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay will also cover each director and certain executive officers under a directors and officers liability policy maintained by Finlay in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Restated Certificate of Incorporation, they provide greater assurance to directors and officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

     For information relating to certain transactions involving members of management or others, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation" and "Executive Compensation - Employment Agreements and Change of Control Arrangements."

                                 PROPOSAL NO. 2

                  ADOPTION OF THE 1997 LONG TERM INCENTIVE PLAN

     On March 6, 1997, the Board of Directors of the Company adopted the 1997 Plan, subject to approval of the Company's stockholders. The purpose of the 1997 Plan is to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees. In furtherance of that purpose, the 1997 Plan authorizes the grant, subject to applicable law, to executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance awards or any combination thereof.

     As described elsewhere in this Proxy Statement, the Company currently maintains the Incentive Plan, which, since 1993, has been the principal vehicle for awarding stock-based compensation. However, as of the date hereof, there are only 1,667 shares of Common Stock available for future grants of stock options and other awards under the Incentive Plan. The 1997 Plan, which is similar to the Incentive Plan, is intended as a successor to the Incentive Plan and, if approved by the Company's stockholders, will provide for the grant of the same types of awards as are currently available under the Incentive Plan.

     A copy of the 1997 Plan is attached as Annex A to this Proxy Statement and the description of the 1997 Plan set forth below is qualified in its entirety by reference to the full text of the 1997 Plan.


DESCRIPTION OF THE 1997 PLAN

     SHARES AVAILABLE UNDER THE 1997 PLAN

     The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1997 Plan is 350,000 shares. If any shares subject to any award under the 1997 Plan are forfeited, or such award is settled for cash or without delivery of shares, the shares subject to such award shall again be available for grant pursuant to the 1997 Plan. Shares issuable under the 1997 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

     ADMINISTRATION OF THE 1997 PLAN

     The 1997 Plan will be administered by a committee consisting of not less than two (2) members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code; provided, however, that if, at any time, no such committee shall be in office, then the 1997 Plan shall be administered by the Board or by any other committee appointed by the Board. The Board has designated the Committee as administrator of the 1997 Plan. The Committee will have the full power to interpret and administer the 1997 Plan, including determining the persons to whom awards will be granted, the amount to be awarded to each participant and the form, manner of payment, conditions, time and terms of payment of awards.

     TYPES OF AWARDS

     The 1997 Plan provides for the granting of the  following  types of awards:
(i) stock options,  (ii) stock appreciation rights in tandem with stock options,
(iii) limited stock appreciation rights in tandem with stock options, (iv) restricted or nonrestricted stock awards, (v) performance units or (vi) any
combination  of  the  foregoing.   However,  the  1997  Plan  provides  that  no
participant may be granted, during any fiscal year, options or other awards relating to more than 175,000 shares of Common Stock.

     STOCK OPTIONS. Options granted under the 1997 Plan may be either Incentive Option or Non-incentive Options. The price at which shares covered by an option may be purchased pursuant thereto shall be determined by the Committee, but shall be no less than the par value of such shares and, in the case of Incentive Options, no less than 100% of the Market Value (as defined in the 1997 Plan) of such shares on the date of grant; provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424(d) of the Code) (a "Ten-Percent Holder"), the exercise price per share shall not be less than 110% of the Market Value of the Common Stock on the date of grant. The purchase price of shares issuable upon exercise of any option may be paid (i) in cash, (ii) to the extent authorized by the Committee, by delivery of shares of Common Stock having an aggregate Market Value on the date of exercise equal to the exercise price of the option, (iii) to the extent authorized by the Committee, by having the Company withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Company or (v) by a combination thereof.

     Under the 1997 Plan, the aggregate Market Value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under the 1997 Plan and all other stock option plans of the Company shall not exceed $100,000. To the extent the Market Value of the stock with respect to which such Incentive Options exceeds $100,000, such options shall be treated as Non-incentive Options.

     The 1997 Plan provides that options may be exercised within a period not exceeding ten years after the date of grant, except that the term of any Incentive Option granted to a Ten-Percent Holder may not exceed five years from the date of grant. Options are non-transferable except by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him or her. In addition, pursuant to the 1997 Plan, various limitations may apply to the exercise of options by optionees whose employment is terminated on retirement, disability or otherwise.

     STOCK APPRECIATION RIGHTS. The 1997 Plan provides for the granting of stock appreciation rights ("SARs") in connection with an option granted under the 1997 Plan, either at the time of grant of such option or at any time thereafter during the term of the option. Upon exercise of SARs, the holder thereof shall be entitled to receive, at the option of the Company, either (i) cash in an amount equal to the excess of the Market Value of a share of Common Stock on the date of such exercise over the exercise price of the related option, multiplied by the number of shares of Common Stock in respect of which the SARs are exercised (the "Settlement Amount") or (ii) such number of shares of Common Stock as shall be determined by dividing the Settlement Amount by the Market Value of a share of Common Stock on the date of exercise of the SARs. To the extent any SAR has been exercised, the related option shall no longer be exercisable, and the exercise of an option shall cancel the related SAR.

     LIMITED STOCK APPRECIATION RIGHTS. The Committee is authorized, in connection with any option granted under the 1997 Plan, to grant the holder of such option, either at the time of the grant of such option or at any time thereafter during the term of such option, a limited stock appreciation right ("LSAR") entitling the holder to receive, within 30 days following a Change in Control (as defined in the 1997 Plan) of the Company, an amount in cash equal to the difference between the exercise price of the option and the Market Value of the Common Stock on the date of exercise of the LSAR. The LSAR will only be exercisable to the extent the related option is exercisable and will terminate if and when the option is exercised.

     STOCK AWARDS. The Committee is authorized under the 1997 Plan to grant stock awards, which may be in the form of either (i) restricted stock, which may not be sold or otherwise disposed of until certain restrictions imposed by the Committee have lapsed, or (ii) shares which are not subject to any restrictions on sale or disposition. In the event the holder of restricted stock ceases to be employed by the Company during the applicable restrictive period, restricted stock that is at the time subject to restrictions shall be forfeited. Except as otherwise provided by the Committee at the time of grant, a holder of restricted stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon.

     PERFORMANCE UNITS. The 1997 Plan permits the Committee to grant performance units, which shall be based on the attainment of performance goals set by the Committee, which shall include (i) return on equity, (ii) operating income,
(iii) earnings and (iv) return on invested capital. The Committee shall establish a dollar value for each performance unit, the performance goals to be attained, the performance period for the attainment of such goals (which shall be not less than two nor more than five fiscal years of the Company), the various percentages of the performance unit value to be paid upon the attainment, in whole or in part, of the performance goals, and such other conditions and restrictions as the Committee deems appropriate. Payment of performance units shall be made either in cash in the amount of the dollar value of the performance unit or in Common Stock having a Market Value at the time such award is paid equal to such dollar amount. Performance units are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime, payments made in respect thereof shall be made only to the participant.

     AMENDMENTS AND TERMINATION

     The Board may amend, alter, suspend, discontinue or terminate the 1997 Plan at any time, except that any such action shall be subject to stockholder approval if the Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 under the Exchange Act (with respect to participants who are subject to Section 16 thereof), Section 162(m) of the Code (with respect to "covered employees" within the meaning of Section 162(m)) or
Section 422 of the Code (with respect to Incentive Options) or if such stockholder approval is otherwise required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, modification, suspension, discontinuation or termination to the 1997 Plan may materially impair the rights of any participant with respect to any award previously granted without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 1997 Plan shall terminate on March 5, 2007.


TAX CONSEQUENCES OF THE 1997 PLAN

     The Company believes that under present law, the following are the principal federal income tax consequences arising with respect to awards granted under the 1997 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company.

     The grant of an option, SAR or LSAR will create no tax consequences for a recipient or the Company. The recipient will have no taxable income upon exercising an Incentive Option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an Incentive Option is exercised. Upon exercising a Non-incentive Option, SAR or LSAR, the participant must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company or its subsidiary will generally be entitled to a deduction for the same amount. The treatment to a participant of a disposition of shares of Common Stock acquired through the exercise of an option depends on how long the shares have been held and if such shares were acquired by exercising an Incentive Option or by exercising a Non-incentive Option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company or its subsidiary may be entitled to a deduction in the case of a disposition of shares acquired under an Incentive Option before the applicable Incentive Option holding periods have been satisfied. Additional considerations apply if shares of Common Stock are used in payment of the exercise price of an option.

     With respect to other awards granted under the 1997 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the amount of the cash or the fair market value of the shares or other property received, and the Company or its subsidiary will generally be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, and the Company or its subsidiary will generally be entitled to a deduction for the same amount.

     The Company's (or its subsidiary's) tax deduction may be subject to various limitations under the tax law, including the limitations on deductibility of certain compensation in excess of $1 million contained in Section 162(m) of the Code.


OTHER INFORMATION

     On March 6, 1997, the Compensation Committee and the Board of Directors authorized the grant under the 1997 Plan, subject to stockholder approval of the 1997 Plan, of options to purchase an aggregate of 315,148 shares of Common Stock at a per share exercise price of $13.875 (the fair market value of the Common Stock on the date of grant), including options to purchase 160,281 shares, 26,667 shares, 13,000 shares and 12,667 shares granted to Mr. Reiner, Ms. Philip, Mr. Scheckner and Mr. Stein, respectively. On May 28, 1997, the closing sales price of a share of Common Stock, as reported on the Nasdaq National Market System, was $16.00.


VOTE REQUIRED FOR APPROVAL

     Approval of the adoption of the 1997 Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors recommends a vote FOR Proposal No. 2.



                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next annual meeting of stockholders, to be held in 1998, must be received by the Company at 521 Fifth Avenue, New York, New York 10175, Attention: Secretary by January 22, 1998 to be included in the proxy statement and form of proxy relating to that meeting.


                                    AUDITORS

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and, while they are not expected to make a statement, they will have an opportunity to do so if they desire. They will also be available to answer appropriate questions.

                                OTHER INFORMATION

     The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies; however, the Company may determine prior to the date of the annual meeting to retain a proxy solicitor, in which case the Company anticipates that the cost of doing so will not exceed $5,000.

     A copy of the Company's annual report for the fiscal year ended February 1, 1997 is enclosed.

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                      By Order of the Board of Directors.

                                              Bonni G. Davis
                                              SECRETARY
Dated:     New York, New York
           May 30, 1997

                                     ANNEX A


                            FINLAY ENTERPRISES, INC.
                          1997 LONG TERM INCENTIVE PLAN



     1. PURPOSE OF THE PLAN

     The purpose of the 1997 Long Term Incentive Plan is to promote the interests of Finlay Enterprises, Inc. (the "Corporation") and its stockholders by providing an incentive and reward for executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Corporation and its subsidiaries and thereby encourage such persons to seek such results; to closely align the interests of such employees and other persons with the interests of stockholders of the Corporation by linking rewards hereunder to stock performance; to retain in the Corporation and its subsidiaries the benefits of the services of such persons; and to attract to the service of the Corporation and its subsidiaries new executive officers, directors, key employees, consultants and other such persons of high quality.

     2. DEFINITIONS

     Unless otherwise required by the context, the terms used in this Plan shall have the meanings ascribed to such terms in this Section 2.

     "Award" shall mean an award granted under the Plan in one of the forms provided in Section 6.

     "Beneficiary," as applied to a participant, shall mean a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to receive benefits under the Plan in the event of the death of the participant; PROVIDED, HOWEVER, that if, at the death of a participant, there shall not be any living person or entity in existence so designated, the term "beneficiary" shall mean the legal representative of the participant's estate.

     "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

     "Committee" shall mean the Compensation Committee of the Board of Directors, and/or any other committee or subcommittee the Board may appoint to administer the Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of "outside director" under Section 162(m) of the Code, (ii) the definition of "non-employee director" under Section 16 of the Exchange Act and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to participants who are Covered Employees or who are subject to Section 16 of the Exchange Act at the time of the relevant Committee action; PROVIDED, HOWEVER, that if, at any time, no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board or by any other committee appointed by the Board.

     "Common Stock" shall mean the Common Stock of the Corporation, $.01 par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     "Covered Employee" shall mean any employee of the Corporation or any of its Subsidiaries who is deemed to be a "covered employee" within the meaning of
Section 162(m) of the Code.

     "Detrimental Activity" shall mean any activity by a participant or former participant in the Plan that is determined by the Executive Committee of the Corporation in its sole discretion to be deleterious to the interests of the Corporation or any Subsidiary.

     "Disability"  shall mean the permanent  and total  disability as defined by
Section 22(e)(3) of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

     "Incentive Stock Option" shall mean any stock option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     "Limited Stock Appreciation Right" shall mean a right granted pursuant to paragraph 6.6 to receive cash based on the increase in Market Value of the shares of Common Stock subject to such right in the limited circumstances set forth therein.

     "Market Value," as applied to any date, shall mean the mean between the highest and lowest sale prices of the Common Stock as reported on the principal national securities exchange or National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS"), as the case may be, on which such stock is listed and traded for such date or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted or listed on an exchange or on NASDAQ/NMS, or representative quotes are not otherwise available, the Market Value shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

     "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

     "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" shall mean an option to purchase shares of Common Stock granted pursuant to paragraph 6.3.

     "Performance Unit" shall mean a contingent right granted pursuant to paragraph 6.5 to receive an award, payable either in cash or in Common Stock, if specific goals prescribed by the Committee are attained.

     "Plan" shall mean the 1997 Long Term Incentive Plan of the Corporation set forth herein, as such may be amended and supplemented from time to time.

     "Restricted Stock" shall mean shares of Common Stock issued or transferred subject to restrictions precluding a sale or other disposition for a period of time (other than as specifically may be permitted) and requiring as a condition to retention compliance with any other terms and conditions that may be imposed by the Committee.

     "Retirement" shall mean the termination of the participant's employment with the Corporation and its Subsidiaries for retirement purposes if such termination occurs on or after his normal retirement date as defined under the Corporation's Retirement Income Plan.

     "Rule 16b-3," as applied on a specific date, shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act as then in effect or any other provision that may have replaced such Rule and be then in effect.

     "Stock Appreciation Right" shall mean a right granted pursuant to paragraph
6.4 to receive cash or Common Stock based on the increase in Market Value of the shares of Common Stock subject to such right.

     "Stock Award" shall mean a form of Award granted pursuant to paragraph 6.2.

     "Subsidiary" shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

     "Year" shall mean the Corporation's then applicable fiscal year.

     3. SCOPE OF THE PLAN; ELIGIBILITY

     3.1. The Plan shall apply to the Corporation and Subsidiaries other than those specifically excluded by the Board of Directors.

     3.2. Awards may be made or granted, subject to applicable law, to executive officers, directors, key employees, consultants and other persons who are deemed to render significant services to the Corporation or its Subsidiaries and/or who are deemed to have the potential to contribute to the future success of the Corporation. The term "employees" shall include officers who are employees of the Corporation or of a Subsidiary, as well as other employees of the Corporation and its Subsidiaries. No Incentive Stock Option shall be granted to any person who is not an employee of the Corporation or a "subsidiary" (as defined in Section 424 of the Code) at the time of grant.

     4.   ADMINISTRATION

     4.1. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the full power to interpret and administer the Plan, including, but without limiting the generality of the foregoing, determining who shall be participants in the Plan, the amount to be awarded to each participant and the form, manner of payment, conditions, time and terms of payment of Awards. The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, as well as all actions taken by the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

     4.2. The Committee may adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine participation in the Plan, the form and distribution of benefits thereunder and the proper administration of the Plan, and may amend or revoke any such rule or regulation.

     4.3. Unless authority is specifically reserved to the Board of Directors under the terms of the Plan, the Corporation's Certificate of Incorporation or By-laws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of a majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee's members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Committee may delegate to officers or managers of the Corporation or any Subsidiary of the Corporation the authority, subject to such terms as the

Committee shall determine, to perform administrative functions and, with respect to participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

     4.4. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or omitted to be taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

     5.   SHARES SUBJECT TO THE PLAN.

     5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock reserved for delivery to participants in connection with Awards under the Plan shall be 350,000. If any shares of Common Stock subject to an Award at or after the effective date of the Plan are forfeited or such Award is settled in cash or otherwise terminates or is settled without delivery of shares of Common Stock to the participant, such number of shares shall be available for new Awards under the Plan.

     5.2. No Award (including an Award that may only be settled in cash) may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares previously delivered under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares of Common Stock deemed available under this Section 5. The Committee may adopt procedures for the counting of shares under this Section 5 to ensure appropriate counting, avoid double counting (in the case of tandem or substitute Awards), and provide for adjustments in any case in which the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     6.   TERMS OF AWARDS

     6.1. GRANTS OF AWARDS. Awards may be granted, in whole or in part, in one or more following forms:

          (a)  A Stock Award in accordance with paragraph 6.2;

          (b)  An Option, in accordance with paragraph 6.3;

          (c)  A Stock Appreciation Right, in accordance with paragraph 6.4.

          (d)  A Performance Unit in accordance with paragraph 6.5.

          (e)  A Limited Stock  Appreciation  Right in accordance with paragraph
               6.6.

     6.2. STOCK AWARDS. Awards granted as Stock Awards shall be in the form of an issuance of (i) shares of Restricted Stock or (ii) shares which are not subject to any restrictions on sale or disposition. Such Stock Awards shall contain such terms and conditions as the Committee shall determine, including, with respect to a Stock Award of Restricted Stock, provisions relating to forfeiture of all or any part of the Restricted Stock upon termination of employment prior to expiration of a designated period of time or upon the occurrence of other events; PROVIDED, HOWEVER, that upon the issuance of shares pursuant to a Stock Award of Restricted

Stock, the participant shall, with respect to such shares, be and become a stockholder of the Corporation entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise specifically provided in the Stock Award. The certificate for any shares of Common Stock issued or transferred as Restricted Stock shall either be deposited in escrow or carry an appropriate legend as the Committee shall determine.

     6.3. OPTIONS. Awards granted as Options shall be subject to the following provisions:

          (a) Options granted shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee shall specify at the time the Option is granted.

          (b) The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined in each case by the Committee, but shall not be less than the par value of such shares or, with respect to Incentive Stock Options, not less than 100% of the Market Value of the Common Stock on the date the Option is granted. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a "parent" or "subsidiary" of such corporation within the meaning of Section 424 of the Code) (a "Ten-Percent Stockholder"), the exercise price per share shall not be less than one hundred and ten percent (110%) of the Market Value of the Common Stock on the date on which the Option is granted.

          (c) Each Option shall expire at such time as the Committee may determine at the time such Option is granted, but not later, in the case of Incentive Stock Options, than ten years (or, in the case of Incentive Stock Options granted to a Ten-Percent Stockholder, not later than five years) from the date such Option is granted. The term of any Nonqualified Stock Option may, with the consent of the holder of the Option, be extended by the Committee at any time prior to the expiration of the Option without further consideration to the Corporation and, except to the extent otherwise provided in the Code, such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan or otherwise.

          (d) Each Option shall first become exercisable at such time or times as the Committee may determine at the time such Option is granted, except that:

              (i) In the event the employment of a participant is terminated by reason of Retirement, death or Disability, all unexercised Options shall thereupon, subject to the other provisions below of this paragraph 6.3, become exercisable for the period provided in connection with such termination in paragraph (e); and

              (ii) Options granted shall not be affected by any change in the nature of the participant's employment so long as he continues to be employed by the Corporation or a Subsidiary. Approved leaves of absence shall not be considered a termination or interruption of full-time employment for any purpose of the Plan.

          (e) The Committee shall determine and set forth in each option agreement governing an Option granted under the Plan rules that specify the period, if any, after termination of employment during which an Option shall be exercisable, provided that in the case of an Incentive Stock Option, such Option shall in no event be exercisable more than ten years (or, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, five years) after the date of grant.

          (f) Subject to the provisions of paragraphs 6.3(c), (d) and (e), Options may be exercised, in part or in whole, at any time or from time to time during the term of the Option.

          (g) An Option shall be considered exercised under the Plan on the date written notice is mailed to the Secretary of the Corporation, postage prepaid, or delivered in person to the Secretary, advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved, plus any withholding tax required under any federal, state and local statutes; PROVIDED, HOWEVER, that this provision shall not preclude exercise of an Option by any other proper legal method.

          (h) Options are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

          (i) The Committee may place such conditions on the exercise of Options and on the transferability of shares received on exercise of an Option, in addition to those contained herein, as it shall deem appropriate.

          (j) No shares shall be issued or transferred upon exercise of an Option until full payment of the exercise price therefor has been made. Such exercise price may be paid (i) in cash, (ii) to the extent authorized by the Committee, in whole shares of Common Stock owned by the participant prior to exercising the Option, (iii) to the extent authorized by the Committee, by having the Corporation withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Corporation or (v) by any combination thereof. Notwithstanding the preceding sentence, the Corporation and the participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. For the purpose of such payment, the sum of the Market Value of the shares of Common Stock and any such other property on the date of exercise plus any cash payment shall not be less than the option price of the shares to be issued or transferred. Payments of the exercise price of an Option that are made in the form of Common Stock (which shall be valued at Market Value) may be made by (i) delivery of stock certificates in negotiable form or (ii) unless otherwise determined by the Committee, delivery of the participant's representation that, on the date of exercise, he owns the requisite number of shares and, unless such shares are registered in the participant's name as verified by the records of the Corporation's transfer agent, a representation executed by the participant's brokerage firm or other entity in whose name such shares are registered that on the date of exercise the participant beneficially owns the requisite number of shares ("Certificateless Exercise"). Delivery of such a representation pursuant to a Certificateless Exercise shall be treated as the delivery of the specified number of shares of Common Stock; PROVIDED, HOWEVER, that the number of shares issued to the participant upon exercise of the Option shall be reduced by the number of shares specified in the representation.

     6.4. STOCK APPRECIATION RIGHTS. Awards granted as Stock Appreciation Rights shall be the subject of the following provisions:

          (a) Stock Appreciation Rights may be granted only in connection with an Option (the "Related Option"), either at the time of the grant of such Option or at any time thereafter during the term of the Option.

          (b) Each Stock Appreciation Right shall provide that the holder thereof may exercise the same by surrendering the Related Option or any portion thereof, to the extent unexercised, and upon such exercise and surrender shall be entitled to receive other cash or shares of Common Stock in the amount determined pursuant to clause (ii) of paragraph 6.4(c). Such Option shall, to the extent so surrendered, thereupon cease to be exercisable.

          (c) Stock Appreciation Rights shall be further subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall from time to time approve:

              (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Related Option shall be exercisable.

              (ii) Upon exercise of Stock Appreciation Rights, the holder thereof shall receive, at the option of the Corporation, either (i) cash in an amount equal to the excess of the Market Value of a share of Common Stock on the date of such exercise over the exercise price per share of Common Stock subject to the Related Option multiplied by the number of shares of Common Stock in respect of which the Stock Appreciation Rights are exercised (the "Settlement Amount") or (ii) such number of shares of Common Stock as shall be determined by dividing the Settlement Amount by the Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Rights.

          (d) To the extent that Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

          (e) Stock Appreciation Rights may be exercised by the form of notice provided for the exercise of an Option under paragraph 6.3(g).

          (f) Any provision of this Section 6 to the contrary notwithstanding, no payment or exercise of Stock Appreciation Rights by a participant subject to the Exchange Act shall be made other than in compliance with Rule 16b-3.

          (g) Stock Appreciation Rights are not transferable other than by will or the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

     6.5. PERFORMANCE UNITS. Awards granted as Performance Units shall be subject to the following provisions:

          (a) The performance period for the attainment of the performance goal shall be a cycle of not less than two nor more than five fiscal years of the Corporation, as determined by the Committee. The Committee may establish more than one cycle for any particular Performance Unit.

          (b) The Committee shall establish a dollar value for each Performance Unit, the principal and minimum performance goals to be attained in respect of the Performance Unit, the various percentages of the Performance Unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee deems appropriate. The business criteria used by the Committee in establishing such performance goals shall include (i) return on equity, (ii) operating income, (iii) earnings and (iv) return on invested capital, and any such performance goals may be modified by the Committee during the course of a performance cycle to take into account changes in conditions that occur. Notwithstanding the foregoing, in the case of a Performance Unit granted to a Covered Employee, no business criteria other than those enumerated herein may be used in establishing the performance goal for such Performance Unit, and no such performance goal may be modified by the Committee during the course of a performance cycle except in accordance with Section 162(m) of the Code. As soon as practicable after the termination of the performance period, the Committee shall determine what, if any, payment is due on the Performance Unit in accordance with the terms thereof.

          (c) In the event of a participant's Retirement prior to the expiration of the performance cycle established for any Performance Units he may have been awarded, such units shall, to the extent that they are not fully vested at the time of Retirement, thereupon become fully vested and be payable on expiration of the performance cycle; PROVIDED, HOWEVER, that the percentage of the Performance Unit to be paid out upon the attainment of the performance goals shall be reduced by multiplying that amount by a fraction, the numerator of which is the number of months remaining in the performance cycle following the date of Retirement and the denominator of which is the total number of months in the performance cycle. If a participant's employment with the Corporation and its Subsidiaries shall be terminated for any other reason prior to the expiration of the performance cycle established for any Performance Units he has been awarded, such units shall be canceled automatically unless the Committee, in its sole discretion, and subject to limitations as it may deem advisable, determines to make full or partial payment with respect to such Performance Units, whether at the time of termination, at the expiration of the performance cycle or otherwise. Without limiting the generality of the foregoing, any unpaid portion of a Performance Unit otherwise payable to a terminated participant shall be forfeited if such participant at any time engages in Detrimental Activity. Notwithstanding the foregoing, in the case of Performance Units granted to Covered Employees, this paragraph 6.5(c) shall not be given effect if, as a result thereof, such Performance Units shall lose the protection afforded by Section 162(m) of the Code.

          (d) Payment of Performance Units shall be made, at the discretion of the Committee, either in cash in the amount of the dollar value of the Performance Units awarded or in Common Stock having a Market Value at the time such award is paid equal to such dollar amount. Payments made in the form of Common Stock shall be charged against the maximum limitations for shares of Common Stock provided in paragraph 5.1.

          (e) Performance Units are not transferable other than by will or by the laws of descent and distribution and during a participant's lifetime payments in respect thereof shall be made only to the participant.

     6.6. LIMITED STOCK APPRECIATION RIGHTS.

          Awards granted as Limited Stock Appreciation Rights shall be subject to the following provisions:

          (a) A Limited Stock Appreciation Right may be granted only in connection with a Related Option, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

          (b) Unless otherwise determined by the Committee, a Limited Stock Appreciation Right may be exercised only during the period (i) beginning on the first day following a Change of Control and (ii) ending on the thirtieth day (or such other date specified by the Committee at the time of grant of the Limited Stock Appreciation Right) following such date (such period herein referred to as the "Limited Rights Exercise Period"). Each Limited Stock Appreciation Right shall be exercisable during the Limited Rights Exercise Period only to the extent the Related Option is then exercisable, and in no event after termination of the Related Option. Limited Stock Appreciation Rights granted under the Plan shall be exercisable in whole or in part in the manner provided for exercise of Stock Appreciation Rights pursuant to paragraph 6.4.

          (c) Upon the exercise of Limited Stock Appreciation Rights, the holder shall receive in cash an amount equal to the excess of the Market Value on the date of exercise of each share of Common Stock with respect to which such Limited Stock Appreciation Rights shall have been exercised over the exercise price per share of Common Stock subject to the Related Option, multiplied by the number of shares of Common Stock in respect of which the Limited Stock Appreciation Rights are exercised.

          (d) To the extent that Limited Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

          (e) For purposes of this Section 6.6, a "Change in Control" shall be deemed to have occurred if:

              (i) the stockholders of the Corporation shall have approved (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

              (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Corporation or any employee benefit plan sponsored by the Corporation or any Subsidiary) (A) shall have purchased any Common Stock (or securities convertible into the Common Stock) for cash, securities, or any other consideration pursuant to a tender offer, without the prior consent of the Board of Directors, or (B) shall have become the "beneficial owner" (as such term is defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the issued and outstanding Common Stock; or

              (iii)individuals who on the date of the adoption of the Plan constituted the entire Board shall have ceased for any reason to constitute a majority unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

     7. LIMIT ON AWARDS.

     7.1. Notwithstanding any provision contained herein, the aggregate Market Value of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its "parent" and "subsidiary" corporation within the meaning of Section 424 of the Code) shall not exceed $100,000.

     7.2. Notwithstanding any provision contained herein, no participant may be granted under the Plan, during any Year, Options or other Awards relating to more than 175,000 shares of Common Stock, subject to adjustment in accordance with Section 8 hereof. With respect to an Award that may be settled in cash, no participant may be paid in respect of any fiscal year an amount that exceeds the greater of the Market Value of the number of shares of Common Stock set forth in the preceding sentence at the date of grant or at the date of settlement of the Award, provided that this limitation is separate from and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence.

     8. ADJUSTMENTS.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given participant and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or previously issued Incentive Stock Options to lose their status as such and, with respect to Awards granted to Covered Employees, no such adjustment shall be authorized to the extent that such adjustment would cause such Award to lose the benefits of Section 162(m) of the Code.

     9.   GENERAL PROVISIONS.

     9.1. COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Corporation shall not be obligated to deliver shares of Common Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such listing or registration or qualification of such shares or other required action under any federal or state law, rule or regulation as the Corporation may consider appropriate, and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares under the Plan.

     9.2. AWARDS GRANTED TO FOREIGN PARTICIPANTS. Awards granted to a participant who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of the Plan (except those necessary to retain the benefits of Section 162(m) or Section 422 of the Code), or may be granted under such supplemental documents, as required under such laws.

     9.3. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Corporation or any of its Subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Corporation or any of its Subsidiaries, nor shall it interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate any employee's employment at any time.

     9.4. WITHHOLDING TAXES. In the event that the Corporation or any of its Subsidiaries shall be required to withhold any amounts by reason of any federal, state, or local tax law, rule or regulation by reason of the grant to or exercise by a participant of any Award, the participant shall make available to the Corporation or its Subsidiaries, promptly when required, sufficient funds to meet the Corporation's or Subsidiary's requirement of such withholding, and the Corporation shall be entitled to take such steps as the Committee may deem advisable in order to have such funds available to the Corporation or its Subsidiary at the required time or times. This Committee authority shall include authority to deduct and withhold such required amounts from any other cash payment or payments to be made by the Corporation or its Subsidiaries (including from payroll) to such participant or to withhold or receive shares of Common Stock or other property, on a mandatory basis or at the election of the participant, and to make cash payments in respect thereof in satisfaction of a participant's tax obligations (which may include mandatory withholding obligations and obligations of the participant in excess of such mandatory obligations relating to an Award).

     9.5. CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or participants, except that any such action shall be subject to the approval of the Corporation's stockholders if the Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 (with respect to participants who are subject to Section 16 of the Exchange Act), Section 162(m) of the Code (with respect to Covered Employees) or Section 422 of the Code (with respect to Incentive Stock Options) or if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted or if the Board of Directors otherwise determines to submit any such action to stockholder approval; PROVIDED, HOWEVER, that, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially impair the rights of such participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award agreement relating thereto; PROVIDED, HOWEVER, that, without the consent of an affected participant, no such amendment, alteration, suspension, discontinuation or termination of any Award may materially impair the rights of such participant under such Award.

     9.6. NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. Nothing contained in the Plan shall be deemed to give any person eligible to receive an Award hereunder, or any heir, distributee, executor, administrator or personal representative of any such person, any interest or title to any specific property of the Corporation or any of its Subsidiaries, or any other right against the Corporation or any of its Subsidiaries other than as set forth in the Plan.
Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Corporation unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of participants and employees under the Plan. Except as otherwise provided in Section 6.2 with respect to Restricted Stock, no Award shall confer on any participant any of the rights of a stockholder of the Corporation unless and until shares of Common Stock are duly issued or transferred and delivered to the participant in accordance with the terms of the Award.

     9.7. UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such participant any rights that are greater than those of a general creditor of the Corporation.

     9.8. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     9.9. BINDING EFFECT. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. A person claiming any rights under the Plan as a beneficiary or otherwise through a participant shall be subject to all of the terms and conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

     9.10. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     9.11. COMPLIANCE WITH CODE SECTION 162(m). In the event it is determined by the Committee prior to the grant of an Award to a Covered Employee that such Award shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) of the Code, then, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such an Award granted to a Covered Employee does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon attainment of the performance objectives to which such Award is subject.

     9.12. GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

     9.13. HEADINGS. Headings are given to the sections of the Plan solely as a convenience to facilitate reference and neither such headings or numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

     9.14. TERMINOLOGY. In order to shorten and improve the understandability of the Plan document by eliminating the repeated use of the phrase "his or her", any masculine terminology herein shall also include the feminine.

     9.15. EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of March 6, 1997; PROVIDED, HOWEVER, that the Plan shall have been approved by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote at the June 19, 1997 annual meeting of the Corporation's stockholders, or any adjournment thereof, in accordance with applicable provisions of the Delaware General Corporation Law. Any Awards granted under the Plan prior to such approval of stockholders shall not be effective unless stockholder approval is obtained, and, if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and cancelled. Unless earlier terminated under Section 9.5 hereto, the Plan shall terminate on and no further Awards may be granted under the Plan after March 5, 2007.

                                     [FRONT]
PROXY                        FINLAY ENTERPRISES, INC.

                               PROXY SOLICITED BY
               THE BOARD OF DIRECTORS OF FINLAY ENTERPRISES, INC.
              FOR THE ANNUAL MEETING OF STOCKHOLDERS-JUNE 19, 1997

     The undersigned hereby appoints David B. Cornstein, Arthur E. Reiner and Barry D. Scheckner and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Finlay Enterprises, Inc. to be held at the Cornell Club, 6 East 44th Street, New York, New York at 10:00 a.m. (local time) on June 19, 1997, and at any adjournment thereof.

1.    Election of Directors:


[ ]   FOR all nominees listed below        [ ]   WITHHOLD
      (except as marked to                       APPROVAL to vote
      the contrary below)                        for all nominees
                                                 listed below


          David B. Cornstein, Arthur E. Reiner and James Martin Kaplan

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)




     2. Approval and adoption of the Company's 1997 Long Term Incentive Plan:

        [ ] FOR           [ ]  AGAINST         [ ]  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1 and FOR Proposal No. 2.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
          FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1
                             AND FOR PROPOSAL NO. 2


      TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                     [BACK]


     Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                                  Dated:________________________



                                                 -------------------------------
                                                 Signature


                                                 -------------------------------
                                                 Signature



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.